                                                                   Exhibit 10.5


                           PURCHASE AND SALE CONTRACT

                                     BETWEEN

                         EASTERN PROPERTIES MASTER, LLC

                                       AND

                          BEACON CAPITAL PARTNERS, INC.



                               AS OF MARCH 9, 1998

                                Table of Contents


                                                                                                  Page
                                                                                                  ----
ARTICLE 1.

         Description of Property....................................................................1

ARTICLE 2.
         Sale Subject to Leases and Loan............................................................2

ARTICLE 3.
         Purchase Price and Payment.................................................................3

ARTICLE 4.
         Form of Conveyance.........................................................................4

ARTICLE 5.
         Closing  ..................................................................................4

ARTICLE 6.
         Approvals and Conditions to Buyer's Obligations............................................8

ARTICLE 7.
         Conditions to Closing.....................................................................14

ARTICLE 8.
         Default  .................................................................................15

ARTICLE 9.
         Condition at Closing and Extensions.......................................................16

ARTICLE 10.
         Entire Agreement Herein...................................................................16

ARTICLE 11.
         Damage or Destruction: Condemnation.......................................................17

ARTICLE 12.
         Representations and Warranties of Seller..................................................18

ARTICLE 13.
         Maintenance; New Leases...................................................................21



ARTICLE 14.
         Apportionment of Taxes and Other Charges..................................................22

ARTICLE 15.
         Broker   .................................................................................24

ARTICLE 16.
         Continuation and Survival of Representations, Warranties, Indemnifications and
                  Covenants........................................................................25

ARTICLE 17.
         Recording.................................................................................26

ARTICLE 18.
         Notices  .................................................................................26

ARTICLE 19.
         Captions .................................................................................26

ARTICLE 20.
         Successors and Assigns....................................................................26

ARTICLE 21.
         Closing Costs.............................................................................27

ARTICLE 22.
         Governing Law.............................................................................27

ARTICLE 23.
         Multiple Counterparts.....................................................................27

ARTICLE 24.
         Representations and Warranties of Buyer...................................................27

ARTICLE 25.
         Post-Closing Obligations..................................................................28

ARTICLE 26.
         Duties and Responsibilities of Escrow Agent...............................................28

ARTICLE 27.
         Disclosure; Audit Right...................................................................29


Exhibits
--------

Exhibit A         Description of Real Property
Exhibit A-1       Permitted Encumbrances
Exhibit B         Personal Property
Exhibit C         Leases
Exhibit C-1       Schedule of Leasing Commissions
Exhibit D         Form of Deed
Exhibit E         Form of Bill of Sale
Exhibit F         Form of Assignment and Assumption Agreement re: Leases
Exhibit G         Form of Assignment and Assumption Agreement re: Contracts
Exhibit H         Form of FIRPTA Affidavit
Exhibit I         Operating Contracts
Exhibit J         Intentionally Deleted
Exhibit K         Intentionally Deleted
Exhibit L         Intentionally Deleted
Exhibit M         Rent Schedule
Exhibit O         Section 6045 Designation
Exhibit P         Form of Estoppel Certificate
Exhibit P-1       List of Mandatory Estoppels
Exhibit P-2       Form of Seller's Estoppel Certificate
Exhibit Q         List of Environmental Reports
Exhibit R         Work in Progress
Exhibit S         Seller's Title Insurance Policies
Exhibit T         Violations of Law
Exhibit U         Identity of Prospective Tenants
Exhibit V         Form of Post-Closing Escrow Agreement

                           PURCHASE AND SALE CONTRACT

         THIS AGREEMENT (the "Contract") is made as of the 9th day of March, 1998, by and between EASTERN PROPERTIES MASTER, LLC having an office c/o The Athenaeum Group, 215 First Street, Cambridge, Massachusetts 02139 (hereinafter referred to as "Seller"), and BEACON CAPITAL PARTNERS, INC., a Massachusetts corporation having its principal place of business at 50 Rowes Wharf, Boston, Massachusetts 02110 (hereinafter referred to as "Buyer").

         WITNESSETH THAT, various entities owned in part and controlled by Seller own the land described on EXHIBIT A hereto together with the buildings and improvements thereon and appurtenances thereto, located on approximately
10.25 acres in Cambridge, Middlesex County, Massachusetts and commonly known as One Kendall Square and The Athenaeum House (the "Realty"). Old Cambridge Property LLC, Old Kendall Property LLC, Athenaeum Property LLC, JONA Property, LLC, State Street Bank and Trust Company as Trustee under Trust Indenture and Agreement made by and among Calusa, N.V., Massachusetts Mutual Life Insurance Company and Trustee dated as of December 29, 1995, Robert A. Jones and K. George Najarian, as Trustees of Old Portland Realty Trust, and Michael Reardon as Trustee of Escape Realty Trust, each an owner of a portion of the Property (as hereinafter defined), are individually and together hereinafter referred to as "Seller's Affiliates." Where the context of this Contract so suggests, the term Seller shall mean and include each of Seller's Affiliates.

         WITNESSETH FURTHER THAT, Seller's Affiliates desire to sell and Buyer desires to purchase the Property on the terms and subject to the conditions set forth herein.

         WITNESSETH FURTHER THAT, for the consideration hereinafter named, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the parties do hereby agree as follows:

         ARTICLE 1. DESCRIPTION OF PROPERTY: Seller agrees to cause Seller's Affiliates to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth:

         (i) The Realty together with all right, title and interest of Seller's Affiliates in and to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, all minerals, oil or gas on or under such premises, development rights, air rights, water rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the "Real Property"), (ii) all buildings and other improvements located thereon (the "Improvements", and, together with the Real Property, the

"Premises"), (iii) all items of personal property owned by Seller's Affiliates and located on the Premises or used in connection with the ownership or operation of the Premises, described in EXHIBIT B attached hereto and incorporated herein by reference, including, without implied limitation, whether or not listed on EXHIBIT B, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof, the trade names "One Kendall Square" and "The Athenaeum House" (collectively, the "Trade Name"); provided, however, the Seller shall continue to retain the right to use the name "The Athenaeum Group," "TAG" and similar names, (collectively, the "Personal Property"), (iv) any intangible and other property now or hereafter owned by Seller's Affiliates and currently used in the ownership or operation of the Premises including, without limitation, all plans and specifications, surveys, catalogs, booklets, manuals, files, logs, records, correspondence, tenant lists, tenant prospect lists and other mailing lists, sales brochures and materials, leasing brochures and materials, advertising materials and other similar items, and all title inspections, studies and reports, market studies and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy and operation of the Premises, permits, licenses, approvals, guaranties, warranties, contracts, lease agreements, utility contracts or other rights relating to the ownership, use or operation of the Premises (excluding attorney and accountant work product) (collectively, the "Intangibles") and
(v) all right, title and interest of Seller's Affiliates as Lessee under a certain Management Agreement dated May 1, 1997, as amended, by and between the Trustees of Com/Energy Research Park Realty, as Lessor, and Seller, as Lessee (the "Com/Energy Research Park Realty Lease"). All items referred to in clauses (i), (ii), (iii), (iv) and (v) are herein sometimes collectively referred to as the "Property".

         ARTICLE 2. SALE SUBJECT TO LEASES AND LOAN: Subject to the provisions of Article 4 hereof, the Property will be conveyed subject to (a) certain leases together with any amendments, renewals, modifications, and extensions thereto and guarantees thereof (hereinafter called the "Leases") described in EXHIBIT C attached hereto and incorporated herein by reference, or as hereafter entered into by Seller with Buyer's consent pursuant to the provisions of Article 13 hereof, and (b) a loan made by Nomura Asset Capital Corporation ("Nomura") in the original principal amount of $69,700,000 (the "Loan"). Prior to the Closing, Seller and Buyer shall use good faith efforts to obtain the approval of the servicer of the Loan (the "Servicer") to the transfer of the Property to Buyer subject to the Loan. Any and all costs and expenses incurred in connection with the assumption of the Loan, including any assumption fee, shall be borne by Seller; provided, however, that Buyer understands and agrees that the Servicer of the Loan will require Buyer to deliver various documents and financial information to Servicer for review and approval prior to approving Buyer's assumption of the Loan. Buyer understands that Servicer is likely to require Buyer to establish a special purpose bankruptcy remote entity to acquire title to the Property and assume the Loan. Buyer agrees to establish such an entity and provide all such information reasonably required of Buyer or Buyer's affiliates by Servicer or Seller in connection with such assumption at the sole cost and expense of Buyer. Notwithstanding the prior sentence to the contrary, if Seller and Buyer have not obtained the Servicer's approval to the assumption of the Loan by Buyer or Buyer's nominee, on or before April 7, 1998, then either party may, by written notice to the other, extend the Closing Date for up to thirty (30) days to allow Seller to obtain such approval prior to the Closing. In the event approval for the assumption of the Loan is not obtained prior to the Closing (as such date may be extended), Buyer or Seller may terminate this Agreement by written notice given to the other on or before the Closing Date (as extended), whereupon the Deposit shall be returned to Buyer and this Agreement shall terminate without further recourse to either party, provided, however, that Buyer's obligations under
Article 6(d), 6(g) and 27(a) shall nevertheless remain in effect.

         ARTICLE 3. PURCHASE PRICE AND PAYMENT: (a) The total purchase price (the "Purchase Price") for the Property is One Hundred Ninety-Five Million and 00/100 Dollars ($195,000,000.00), which, minus the principal balance of the Loan on the Closing Date, shall be payable at the Closing, as hereinafter defined, in lawful currency of the United States of America in immediately available Boston Clearing House funds by certified check, or by wire transfer to an account designated by Seller not less than one (1) day prior to the Closing. The allocation of the Purchase Price between the various components of the Property shall be mutually agreed upon by Buyer and Seller during the Due Diligence Period. Notwithstanding anything herein to the contrary, Buyer and Seller hereby agree to allocate the Purchase Price to the various components of the Property as follows:

               (i)      Phase I ($34,500,000);

               (ii)     Phase II ($55,500,000);

               (iii)    195 and 215 First Street ($42,000,000);

               (iv)     Kendall Square Garage and Building 1400 ($51,000,000);

               (vi)     One Kendall Square Phase III ($5,500,000); and

               (vii)    Kendall Square Cinema ($6,500,000).

         (b) As security for Buyer's performance hereunder, a deposit of Three Million and 00/100 Dollars ($3,000,000.00) has been paid by Buyer to Commonwealth Land Title Insurance Company ("Escrow Agent"). The amount deposited with Escrow Agent, together with all interest earned thereon, is hereinafter referred to as the "Deposit." The Deposit shall be deposited in a federally insured interest-bearing money market account at BankBoston, N.A. and disbursed according to the terms of this Contract. At the Closing, the Deposit shall be paid to Seller and applied in reduction of the Purchase Price payable at the Closing.

         ARTICLE 4. FORM OF CONVEYANCE: (a) The Property shall be conveyed in fee simple absolute, by one or more good and sufficient quitclaim deeds (the "Deed") in substantially the form attached hereto as EXHIBIT D, running to Buyer or, subject to the provisions of Article 20 hereof, to such assignee as Buyer designates by notice to Seller at least three (3) business days prior to the Closing. The Deed shall convey a good and clear record and marketable title to the Property, free from all liens, encumbrances and encroachments from or on the Property except (i) the "Permitted Title Exceptions" (as hereinafter defined) and (ii) the Leases. The Deed shall be in proper form for recording and shall be duly executed, acknowledged and delivered by Seller at the Closing. If the Deed refers to a plan necessary for recording, Seller shall deliver the same at Closing in recordable form.

         (b) The Personal Property shall be conveyed free of all encumbrances by one or more bills of sale (the "Bill of Sale") in substantially the form attached hereto as EXHIBIT E to be delivered by Seller to Buyer at Closing.

         ARTICLE 5. CLOSING: (a) Unless extended pursuant to the terms of this Contract, the closing of the transactions contemplated hereunder (the "Closing") shall take place at 10:00 a.m. April 7, 1998 (such date, as the same may be extended pursuant to the terms of this Contract, the "Closing Date"), at the offices of Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, Massachusetts, or at such other location in Boston, Massachusetts as Buyer shall designate by five (5) business days prior written notice to Seller. If the Closing Date shall fall on Saturday, Sunday or holiday, the Closing Date shall automatically be extended to the next business day.

         (b) At the Closing, Seller shall deliver the following documents, reasonably satisfactory in form and substance to Buyer and Buyer's counsel properly executed and acknowledged as required:

                  (i)      The Deed;

                  (ii)     The Bill of Sale;

                  (iii) An original of an Assignment and Assumption Agreement relating to the Leases and Security Deposits (hereinafter defined) in the form attached hereto as EXHIBIT F (the "Lease Assignment");

                  (iv) Originals of all Leases, any renewals thereof, all amendments thereto, all guarantees thereof and copies of all records and correspondence relating thereto;

                  (v) Originals of the Com/Energy Research Park Realty Lease, and all amendments thereto, all guarantees thereof;

                  (vi) Originals of all documents evidencing or securing the Loan (the "Loan Documents");

                  (vii) An original of an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT G relating to those Operating Contracts (as hereinafter defined), if any, which Buyer elects to assume in accordance with the provisions of Article 12(a) (vi) hereof (the "Contract Assignment") and originals of those Operating Contracts so assigned;

                  (viii) Originals or copies in Seller's possession or control of all unexpired warranties, guaranties and operating manuals, if any, with respect to the Property or Leases, including without limitation, any from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repair or alteration of the Improvements, systems or any tenant improvements;

                  (ix) Originals or copies of all land use, environmental, traffic and building permits, licenses, variances and the like relating to the Property in Seller's possession or control and all certificates of occupancy for all of the Improvements which form a part of the Property and all space included within such buildings;

                  (x) A certification of non-foreign status in the form attached hereto as EXHIBIT H;

                 (xi) Evidence satisfactory to Buyer and to Buyer's title insurance company (the "Title Company") that all necessary approvals and/or consents by Seller, Seller's Affiliates and any constituent person of Seller or Seller's Affiliates otherwise required under Seller's or Seller's Affiliates' organizational documents, have been delivered and such other evidence reasonably satisfactory to Buyer and the Title Company of Seller's and Seller's Affiliates authority and the authority of the signatory on behalf of Seller and Seller's Affiliates to convey the Property pursuant to this Contract;

                  (xii) Evidence of termination of all Operating Contracts not being assumed by Buyer;

                  (xiii) Affidavits reasonably sufficient for the Title Company to delete any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics' or materialmen's liens from the owner's title insurance policy (the "Title Insurance");

                  (xiv) A certificate restating as of the Closing Date all of Seller's representations and warranties contained herein or to the extent that such representations and warranties are no longer true and correct, a certificate setting forth all exclusions and exceptions to such representations and warranties then known to Seller;

                  (xv) A rent roll certified by Seller as being true and accurate as of the Closing Date to Seller's knowledge;

                  (xvi) An original of a closing statement setting forth the Purchase Price and the closing adjustments and prorations (the "Closing Statement") in form reasonably satisfactory to Buyer and Seller;

                  (xvii) Original tenant notification letters (notifying tenants of the transfer of the Property to Buyer) for each tenant under a Lease or other occupant of any portion of the Property, and original notification letters to all parties to operating and other contracts assigned to Buyer, each in form reasonably satisfactory to Buyer;

                  (xviii) A Designation of Person Responsible for Tax Reporting under Internal Revenue Code Section 6045 in the form of EXHIBIT O annexed hereto designating Seller's attorney as the party responsible for making the returns required under Internal Revenue Code Section 6045;

                  (xix) Evidence of payment to all real estate brokers entitled to a fee or commission as a result of the transaction contemplated by this Agreement;

                  (xx) Keys to all locks at the Property in Seller's possession or control;

                  (xxi) Original Estoppel Certificates from tenants of the Property dated no earlier than thirty (30) days prior to the Closing Date ("Tenant Estoppels") substantially in the form attached as EXHIBIT P hereto from (i) all tenant's identified on EXHIBIT P-1 hereto as "Mandatory Estoppels" (which term shall include, without limitation, all restaurant tenants and all tenants occupying 20,000 s.f. or more) and (ii) sufficient additional Tenant
                           Estoppels so as to represent, when added to the aggregate square footage demised to the tenants from whom Tenant Estoppels are obtained as required by clause (i) of this paragraph, ninety percent (90%) of the space demised under the Leases. Seller shall use diligent efforts to obtain Tenant Estoppels from all tenants. Seller shall provide Buyer with all executed Tenant Estoppels and a list of the missing Tenant

                           Estoppels at the Closing. To the extent Tenant Estoppels are received for less than ninety percent (90%) of the space demised under the Leases, Seller may, at its election, provide to the extent factually true, a Seller's Estoppel Certificate in the form attached as EXHIBIT P-2 for tenants to the extent necessary to achieve the ninety percent (90%) threshold (but Seller shall not be permitted to provide Estoppel Certificates representing more than twenty percent (20%) of the demised space. In no event shall Seller's Estoppel Certificates be substituted for Mandatory Estoppels. If Seller is unable to deliver such Seller's Estoppel Certificates because the required information is untrue in a material respect (such as a tenant being in default), Buyer shall have the right to terminate this Contract by written notice to Seller delivered on the Closing Date, obtain a return of the Deposit and neither party shall have further rights or remedies, except as otherwise provided hereunder. Seller's liability with respect to the Seller's Estoppel Certificates shall be non-recourse except as set forth in Article 16 hereof;

                  (xxii) An original Consent and Estoppel Certificate from the Servicer consenting to the transfer of the Property subject to the Loan;

                  (xxiii) (a) An Assignment and Assumption of Seller's interest in the Com/Energy Research Park Realty Lease (the "Com/Energy Research Park Realty Lease Assignment") in form and substance reasonably satisfactory by Buyer, and (b) an original Estoppel Certificate from Com/Energy Research Park Realty in form and substance reasonably satisfactory to Buyer, confirming that to Com/Energy Research Park Realty's knowledge Seller is not in default under the terms of the Com/Energy Research Park Realty Lease and to the extent required by the Lease, consenting to the transfer to Buyer. Buyer understands and agrees that Seller's obligation with respect to providing the Assignment and Assumption of Seller's interest in the Com/Energy Research Park Realty Lease shall be limited to Seller's use of reasonable efforts.
                           In the event that despite the use of reasonable efforts, Seller fails to provide an Assignment and Assumption, it shall not be a default by Seller hereunder, nor shall Buyer have the right to terminate this Contract solely as a result thereof;

                  (xxiv) Documents required of Seller in connection with the assumption of the Loan as described in Article 2 hereof; and

                  (xxv) Such other instruments as Buyer may reasonably request consistent with the terms of this Contract.

         (c) At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:

               (i) The Purchase Price adjusted in accordance with the terms hereof;

              (ii)  An original of the Lease Assignment;

              (iii) An original of the Contract Assignment;

               (iv) An original of the Closing Statement;

               (v) An original of the Com/Energy Research Park Realty Lease Assignment; provided, however, if Buyer uses its reasonable efforts to obtain the Com/Energy Research Park Realty Lease Assignment and Assumption and nevertheless fails to obtain such assignment, then such failure shall not constitute a default by Seller hereunder, nor shall Buyer be entitled to terminate this Contract solely as a result thereof; and

               (vi) Documents and materials required in connection with the assumption of the Loan as described in Article 2 hereof.

         (d) The Closing shall not be deemed to be completed until all documents and payments as aforesaid have been properly delivered (and recorded where appropriate) to the satisfaction of all parties; provided, however, that upon acceptance and recording of the Deed, Seller shall be deemed to have satisfied all of its obligations hereunder, except such obligations as by the terms hereof, or by the terms of an agreement executed by Buyer and Seller at the Closing, are to be performed by Seller after the Closing Date.

         ARTICLE 6.  APPROVALS AND CONDITIONS TO BUYER'S OBLIGATIONS:

         (a) Seller acknowledges the Buyer intends to conduct an investigation of the Property. In order to facilitate Buyer's investigations, Seller shall deliver or make available to Buyer within three (3) business days from the date hereof or, as soon thereafter as is reasonably practicable, copies of the following (collectively, the "Due Diligence Items"):

                  (i)      The Leases;

                  (ii)     The Operating Contracts;

                  (iii) Income, expense and other operating statements for the Property for calendar years 1995, 1996 and 1997, and January, 1998 and a budget reflecting estimated income and expenses for the Property for calendar year 1998 (provided, however, that Buyer understands and agrees that such budget is to be provided for informational purposes only and Seller makes no representation or warranty with respect to the accuracy or completeness of such budget);

                  (iv) To the extent in Seller's possession or control, all unexpired warranties with respect to the Premises and final as-built plans and specifications for the Premises;

                  (v) To the extent in Seller's possession or control, Seller's Affiliates' owner's title insurance policies;

                  (vi) To the extent in Seller's possession or control, all licenses and permits of a material nature required for the use and operation of the Property (the "Licenses and Permits"), including occupancy permits/certificates;

                  (vii) All surveys of the Premises or any part thereof in Seller's possession or control;

                  (viii) A copy of any and all structural, mechanical and physical inspection reports, traffic studies, engineering reports, soil borings tests and reports, and reports relating to toxic and/or hazardous materials or substances including without limitation asbestos, asbestos containing materials, lead paint, radon gas, petroleum products, urea-formaldehyde and other similar or dissimilar chemical or materials relating to the Premises and prepared by or on behalf of Seller or its affiliates, within Seller's possession or control;

                  (ix) Any written reports or other materials within Seller's possession or control relating to capital expenditures previously incurred with respect to the Loan or anticipated to be incurred at the Property;

                  (x) Copies of all invoices to tenants for operating expenses, taxes, insurance and other "pass-throughs" for the period January 1, 1996 through December 31, 1997 and a schedule of monthly billings and collections for the period January 1, 1997 through January 31, 1998;

                  (xi) Any and all documents, studies and reports in Seller's possession relating to any proposed further development of the Property;

                  (xii) Copies of bills for all real estate taxes and assessments of the Property for the eighteen (18) month period prior to the date hereof;

                  (xiii) To the extent they are in Seller's possession or control, copies of all statements of gross sales for any tenants required to pay percentage rent and for all tenants who provide such information to Seller for the past three (3) calendar years;

                  (xiv) To the extent they are in Seller's possession or control, a list of all written tenant complaints and work orders for the previous twelve (12) months;

                  (xv) True, complete and correct copies of the Loan Documents; and

                  (xvi) A true, correct and complete copy of the Com/Energy Research Park Realty Lease.

         (b) Commencing on the date hereof, Buyer shall have the right to perform and conduct such examinations and investigations of the Property as Buyer may desire, which may include, without limitation, examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, all Leases and tenant files, records of repairs and capital improvements, examination of the title to the Property, conducting tests to determine the presence or absence of hazardous waste, asbestos, lead paint, radon and other similar materials and substances, reviewing a current as-built survey thereof, and determining the compliance of the Property with all applicable laws, rules, codes and regulations, and determining whether, and the extent to which, additional improvements may be constructed on the Real Property. In connection with such examination, Seller shall make available (at reasonable times and places) for Buyer's review Seller's books and records relating to the Property. If the expiration of the Due Diligence Period shall fall on Saturday, Sunday or holiday, the Due Diligence Period shall automatically be extended to the next business day. Notwithstanding anything herein to the contrary, nothing herein shall authorize Buyer, nor shall Buyer be permitted to conduct, any subsurface or groundwater environmental testing on or relating to the Property without Seller's prior written consent, which consent may be withheld or denied for any or no reason.

         (c) The "Due Diligence Period" shall mean the twenty-one (21) day period commencing on March 2, 1998 and ending on March 23, 1998 at 5:00 p.m.; provided, however, that Buyer may at its sole election by written notice delivered to Seller on or before March 23, 1998 at 5:00 pm extend the Due Diligence Period until April 14, 1998, provided that simultaneous with the delivery of such notice, Buyer delivers an additional $1,000,000 to Escrow Agent to be added to, and thereafter included in the "Deposit." Notwithstanding

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anything to the contrary contained in this Contract, Seller acknowledges the
Buyer shall have the right in its sole and absolute discretion, either based upon its disapproval of any of the information it receives, for any other reason whatsoever or for no reason, to terminate this Contract by written notice delivered to Seller on or before March 23, 1998, or if the Due Diligence Period is extended pursuant to the prior sentence, April 14, 1998. In the event Buyer notifies Seller prior to the expiration of the Due Diligence Period that it elects to terminate this Contract, this Contract shall IPSO FACTO be deemed to have been terminated, in which event the Deposit, shall be returned to Buyer forthwith and all obligations (other than the obligations of Buyer under Article 6(d), Article 6(g), and Article 27(a) of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder.

         (d) Seller shall, upon reasonable notice and at reasonable times, make the Property available to Buyer and its agents, consultants and engineers for such inspections and tests as Buyer deems appropriate, including for Buyer's engineering inspection(s), environmental compliance inspections (but excluding Phase II hazardous materials inspections), site evaluations, and such other inspections and tests as Buyer deems appropriate. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, cost or damage to the Property (but not any loss or diminution in value arising from any condition discovered by Buyer) arising out of damage to persons or property resulting from actions taken by Buyer or its agents, engineers or consultants. Buyer shall promptly repair all damage to the Property arising from any such inspections or tests and shall restore the Property to the same condition existing immediately prior to such inspections and tests. In performing any such inspections or tests, Buyer shall not unreasonably interfere with the activities on the Property of any tenant under the Leases. The indemnification, repair and restoration obligations of Buyer under this Article 6(d) shall survive the termination of this Agreement.

         (e) Buyer shall obtain each of the following at its own cost and expense on or before the expiration of the Due Diligence Period: (i) a current ALTA Survey of the Property (the "Survey") certified to Seller, Buyer and Commonwealth Land Title Insurance Company or First American Title Insurance Company (the "Title Company"); and (ii) a title insurance commitment (or specimen policy) for the Property issued by the Title Company (the "Title Commitment"), containing such endorsements, affirmative coverages and reinsurance agreements as Buyer shall require, and specifying the Title Company's requirements relating to the issuance of such title policy (the "Title Requirements"). On or before the expiration of the Due Diligence Period, Buyer shall give Seller notice ("Buyer's Title Notice") of Buyer's disapproval of any of the title exceptions contained in the Title Commitment (or of any matter disclosed on the Survey) and specifying those Title Requirements, if any, contained in the Title Commitment which are to be performed by or on behalf of Seller. Seller, by written notice to Buyer ("Seller's Title Notice") given within five (5) business days of receipt of Buyer's Title Notice, shall notify Buyer of the Title Requirements and other title objections which Seller agrees to use its reasonably efforts to satisfy or cure. If Seller does not agree to cure or satisfy

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all such matters identified in Buyer's Title Notice, Buyer may terminate this
Contract by written notice to Seller given within three (3) business days of receipt of Seller's Title Notice or waive any matter Seller has not agreed to use its reasonable efforts to cure or satisfy. If Seller does not respond to Buyer's Title Notice as provided above, Seller shall be deemed not to have agreed to satisfy or cure the matters set forth therein. Buyer shall be deemed to have accepted those matters appearing as exceptions in Buyer's
Title Commitment and those matters appearing on the Survey to which Buyer has not objected in Buyer's Title Notice (or which Buyer has waived), and each such matter shall be deemed a "Permitted Title Exception". Likewise, nothing herein shall obligate Seller to deliver the Property to Buyer at the Closing free and clear of the encumbrances, restrictions, easements and other matters identified on the existing owner's title insurance policies of Seller's Affiliates identified on EXHIBIT S attached hereto and incorporated herein by reference. Each of such encumbrances, easements, restrictions and matters being hereinafter also included as a "Permitted Title Exception." In the event this Contract is terminated under this Section 6(e), all obligations, liabilities and rights of the parties under this Contract shall terminate (other than Buyer's obligations under Article 6(d), Article 6(g) and Article 27 hereof, which shall remain in effect), and the Deposit shall be returned to Buyer. If Seller has elected to cure any matter or to satisfy any Title Requirement, such matter shall be cured or satisfied by Seller prior to the Closing Date, and Buyer shall be given a reasonable opportunity to verify that such matter has been cured or satisfied to Buyer's reasonable satisfaction. Notwithstanding the foregoing, Seller shall cause to be released any mortgages or other voluntary encumbrances which Seller has caused to be recorded against the Property (except for the Loan Documents).

         (f) Except for the representations and warranties expressly contained in Article 12 herein, Buyer acknowledges and agrees that Buyer is acquiring the Property strictly on an "as is", "where is" and "with all defects" basis and without representation or warranty, express, implied or statutory, of any kind, including, without limitation, representation or warranty as to title, condition (structural, mechanical or otherwise), construction, development, income, compliance with law, habitability, tenancies, merchantability or fitness for any purpose, all of which are hereby disclaimed and which Buyer hereby waives. By accepting and recording the Deed, Buyer hereby releases and forever discharges Seller, Seller's Affiliates, and their partners, beneficial owners, officers, directors, employees and agents from any and all claims, acts, debts, demands, actions, causes of action, suits, sums of money, guaranties, bonds, covenants, contracts, accounts, agreements, promises, representations, restitutions, omissions, variances, damages, obligations, costs, response actions, fees (including, without limitation, attorneys, consultants and experts fees) and liabilities of every name and nature whatsoever, both at law and in equity (collectively, "Claims"), which Buyer and its successors and assigns may now or hereafter have against Seller, Seller's Affiliates or their partners, beneficial owners, officers, directors, employees or agents, arising in connection with any and all liabilities or obligations relating to environmental matters, (including, without limitation, all liabilities and obligations relating to Hazardous Materials located at, on, in or under the Property or migrating from the Property), regardless of whether such Hazardous Materials are

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

located on, under or in the Property prior to, or after the date hereof. In addition, Buyer and its successors and assigns covenant and agree and hereby release, defend, indemnify and hold harmless Seller, Seller's Affiliates and their partners, beneficial owners, officers, directors, employees and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, contingent or otherwise, including any action or proceeding, brought or threatened, or ordered by governmental authorities, relating to any Hazardous Materials which may be placed, located or released on the Property after the date hereof. Notwithstanding anything herein to the contrary, Buyer's indemnity set forth in the immediately preceding sentence shall not require Buyer, or its successors or assigns, to indemnify and hold harmless Seller, Seller's Affiliates, or their partners, beneficial owners, officers, directors, employees or agents from Claims arising out of or related to any lawsuit commenced against Seller, Seller's Affiliates or their partners, beneficial owners, officers, directors, employees or agents by a third party (including, without limitation, any government agency) which lawsuit is based on the existence of any Hazardous Materials located at or migrating from the Premises on or before the Closing Date. For the purposes hereof, the following terms shall have the meanings set forth below:

               (i) the term "Environmental Laws" means all federal, state, or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgements, relating to the protection of human health, safety and the environment;

               (ii) the term "Hazardous Materials" includes any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal life or the environment or which are defined, determined or identified as such in any Environmental Laws or which are regulated or subject to clean-up authority under any Environmental Laws, including, but not limited to materials defined as (A) "hazardous waste" under the Federal Resource Conservation and Recovery Act (B) "hazardous substances" under the Federal Comprehensive Environmental Response, Compensation and Liability Act; (C) "pollutants" under the Federal Clean Water Act; (D) "toxic substances" under the Toxic Substances Control Act; and (E) "oil or hazardous materials" under state law, including, without limitation, M.G.L. ch. 21E and the Massachusetts Contingency Plan (310 C.M.R. 40.0000).

         (g) In the event that Buyer elects to terminate this Contract as provided in Article 6, then Buyer shall promptly deliver to Seller all written reports, surveys, title commitments or

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

other materials, prepared by third parties for Buyer relating to the Property and in connection therewith (excluding any proprietary development or marketing materials), Buyer hereby assigns, without representation or recourse, all of Buyer's right, title and interest in and to such reports, surveys, commitments and matters.

         ARTICLE 7.  CONDITIONS TO CLOSING:

         Without limiting any other conditions to Buyer's obligations to close set forth in this Contract, the obligations of Buyer under this Contract are subject to the satisfaction at the time of Closing of each of the following conditions (any of which may be waived in whole or in part by Buyer at or prior to Closing):

               (i) The Leases and the Com/Energy Research Park Realty Lease shall be in full force and effect with no defaults thereunder, with the exception of minor defaults under Leases (or rental defaults which have continued for a period of less than thirty (30) days at the time of Closing);

               (ii) All of the representations by Seller set forth in this
                    Contract or any Exhibit attached hereto shall be true and correct in all material respects. With respect to any representation made to the best of Seller's knowledge, the condition to Closing shall be not only that such representation still be true to the best of Seller's knowledge, but that the specific fact or condition that was the subject of the representation also be true. Seller shall not be deemed in violation hereof if there has been a violation of law or litigation has been commenced, which violation or litigation do not materially and adversely affect the Property or operation thereof in any material respect.

               (iii) Seller shall have performed, observed, and complied in all material respects with all covenants and agreements required by this Contract to be performed by Seller at or prior to Closing;

               (iv) There shall not have been instituted and be pending any litigation (1) brought by any tenants alleging defaults by Seller under any Leases of over 2,500 square feet at the Property, (2) alleging that the Property may not be used as commercial office, laboratory, theatre and retail buildings,
                    (3) alleging material defects (defects which cost more than $50,000 to remedy) in the physical condition of the Improvements or (4) that would impair, in any material respect, Seller's right to sell the Property in accordance with the terms of this Contract;


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